Exhibit 10.1

Prepared by, and when recorded return to:

Jane Hils Shea, Esq.

Frost Brown Todd LLC

3300 Great American Tower

301 E. 4th Street

Cincinnati, Ohio 45202

LOAN ASSUMPTION AND MORTGAGE

MODIFICATION AGREEMENT

("Assumption Agreement")

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY, an Ohio corporation with its principal place of business at 400 Broadway, Cincinnati, Ohio 45202 ("Lender"), AHB APARTMENTS, LLC, a Delaware limited liability company, with an address 3889 Maple Avenue, Suite 200, Dallas, Texas 75219 ("Original Borrower"), and BR HENDERSON BEACH, LLC, a Delaware limited liability company, with an address c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019 ("New Borrower"), for good and valuable consideration, hereby agree as follows effective as of March 15, 2016 ("Effective Date"):

1.	Recitations.

1.1	Original Borrower is indebted to Lender pursuant to an Amended and Restated Promissory Note dated January 3, 2013 in the original principal amount of $38,500,000.00 ("Note") and secured by that certain Amended and Restated Open End Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated January 3, 2013 and recorded on January 7, 2013 at Official Records Book 3073, Page 1027 of the Public Records of Okaloosa County, Florida (the "Mortgage"), and the Environmental Indemnity Agreement executed by Original Borrower dated as of January 3, 2013 (collectively, the "Original Loan Documents") on the real estate described in the attached Exhibit A (the "Mortgaged Property"). The Note is guaranteed by CFP RESIDENTIAL, L.P, a Texas limited partnership (“CFP”) and J. RONALD TERWILLIGER (“Terwilliger”) pursuant to a Limited Recourse Guarantee dated January 3, 2013 (the "Original Guaranty"). CFP and Terwilliger are collectively referred to as the "Original Guarantors".

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NOTE TO CLERK:  In this Assumption Agreement, New Borrower, as defined herein, is assuming the obligations under the Note, as defined herein, with a current unpaid principal balance of $37,476,166.88. Florida documentary stamp tax in the amount of $131,166.70 with respect to the unpaid principal balance of the Note is being paid with the recording of this Assumption Agreement.  Florida documentary stamp tax and non-recurring intangible personal property taxes due on account of the Note were paid as noted on the recording of the Mortgage, as defined herein.  No additional non-recurring intangible personal property tax is due with respect to this Agreement, pursuant to Section 199.145(3), Florida Statutes.

1.2	Original Borrower and New Borrower (as assignee of Bluerock Real Estate, L.L.C.) have entered into an agreement (the "Purchase Contract") for the transfer of the Mortgaged Property as well as an additional parcel, as more fully described in Exhibit B hereto (the “Property”). Original Borrower desires to convey the Property to New Borrower pursuant to the Purchase Contract, and New Borrower desires to assume all of the duties and obligations of Original Borrower under the Note and the Mortgage arising from and after the Effective Date.

1.3	Lender is willing to consent to such conveyance and assumption, subject to the terms and conditions set forth below.

1.4	Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Original Loan Documents and/or Assumed Loan Documents (as defined below).

2.	Assumption.

2.1	New Borrower, with the consent of Lender, does hereby assume the Loan as of the Effective Date and assumes all of the duties and obligations of Original Borrower under the Note, the Mortgage, and the other loan documents, all as more fully described in Exhibit "C" attached hereto and incorporated herein by reference (collectively, the "Assumed Loan Documents"), that are due and payable on and after the Effective Date, in accordance with the terms of the Note and Mortgage. New Borrower does hereby further agree to perform and make all of the terms, covenants, conditions, representations, warranties, and agreements of Original Borrower under the Assumed Loan Documents, as they are amended by this Assumption Agreement, on and after the Effective Date.

2.2	Original Borrower agrees that it shall remain liable for payment of all indebtedness, fees and charges evidenced by the Original Loan Documents that were due and payable before the Effective Date. Lender acknowledges that Original Borrower has satisfied its payment obligations with respect to the Original Loan Documents that have accrued prior to the Effective Date, and for the purpose of clarity, agrees that the foregoing sentence is intended to address only claims of Lender that may arise as a result of an insolvency proceeding whereby Lender has been ordered to repay amounts previously paid to Lender by Original Borrower. Lender will give timely written notice to Original Borrower of any such claim. Lender hereby releases Original Borrower from all liability and obligations with respect to the Loan except those reserved by this Section 2.2.

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2.3	Without limiting the generality of the preceding sentence, from and after the Effective Date, for all purposes, New Borrower will be deemed the "Borrower" or “Grantor”, as applicable, under the Assumed Loan Documents.

2.4	The parties acknowledge and agree that the outstanding principal balance of the Loan as of the Effective Date is $37,476,166.88.

3.	Closing Requirements. New Borrower will furnish, or cause to be furnished, to the Lender at the time of execution or promptly following the execution of this Assumption Agreement, the following items, in form and substance satisfactory to the Lender:

3.1	A copy of the executed deed, bill of sale, assignments of leases, closing statement and other instruments of conveyance of the Property from Original Borrower to New Borrower;

3.2	A new title insurance policy which insures the Mortgage, showing no adverse change in the record title to the Property since the recording of the Mortgage and showing good and marketable fee simple title to the Property vested in the name of New Borrower subject only to non-delinquent real estate taxes and assessments, restrictions, easements and reservations acceptable to Lender and its counsel;

3.3	A new ALTA/NSPS Land Title Survey for the Property;

3.4	A Property Condition Report for the Property;

3.5	A Phase I Environmental Report of the Property;

3.6	Reports from the Secured Transactions Office of the Secretary of State of Delaware on form UCC-11, showing that there are no liens with respect to Original Borrower which may affect the Property, except liens in favor of the Lender;

3.7	Copies of the current certificate of formation and limited liability company agreement and a certificate of good standing from the Delaware Secretary of State for Original Borrower together with evidence of authority of Original Borrower to convey the Property to New Borrower and enter into this Assumption Agreement;

3.8	Copies of the current certificate of formation and limited liability company agreement and a certificate of good standing from the Delaware Secretary of State for New Borrower and its sole member, together with evidence of the authority of New Borrower to purchase the Property from Original Borrower and to enter into this Assumption Agreement;

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3.9	Copies of the current articles of organization and operating agreements, or articles of incorporation and bylaws, as applicable, and a certificate of good standing from the relevant Secretary of State for the New Guarantor (as defined below), together with evidence of the authority of New Guarantor to execute the New Guaranty;

3.10	The most current financial statements for New Borrower and New Guarantor, on a consolidated basis, reasonably available to New Borrower;

3.11	Authorization by New Borrower to file financing statements covering such collateral relating to the Property as Lender may require;

3.12	Original certificates or policies of paid insurance as required under the Mortgage. Each certificate or policy must require thirty (30) days notice to Lender of cancellation of such policy, name Lender as mortgagee pursuant to a standard mortgagee endorsement, and contain a waiver of the insurer's right of subrogation against funds paid under the standard mortgagee endorsement. Each insurer must be acceptable to Lender;

3.13	Delivery to Lender of an Environmental Indemnity Agreement in form and content satisfactory to Lender and executed by New Borrower and New Guarantor (the "New Environmental Indemnity"), and of a Limited Recourse Guaranty (collectively, the "New Guaranty") in form and content acceptable to Lender and executed by Bluerock Residential Growth REIT, Inc. (the "New Guarantor");

3.14	An opinion of counsel to New Borrower and New Guarantor, in form and substance satisfactory to Lender, as to the existence and organization of New Borrower and New Guarantor; as to the authorization of this Assumption Agreement and the transaction described herein; that the documents to be executed in connection herewith have been properly executed to constitute the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and general principles of equity; and that the consummation of the transactions contemplated by the documents executed in connection herewith will not result in a breach of, or constitute a default under, any credit agreement, contract, corporate, or partnership governance documents or other instrument or agreement to which New Borrower or New Guarantor is a party or by which New Borrower or New Guarantor may be bound or affected.

3.15	Payment to Lender of an assumption fee in the amount of $562,142, as well as Lender’s attorneys fees.

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4.	Mortgage Modification. The Mortgage is hereby modified as follows:

4.1	On the third page of the Mortgage, the reference to “Trammell Crow Residential, Trammell Crow, Crow, TCR, Alexan and the TCR logo, and variants of those names and logos and the good will associated therewith and any written or printed materials that contains any of such name or logos” is deleted and replaced with the following “Bluerock Real Estate, LLC and all derivatives thereof”.

4.2	The reference to “Alexan Henderson Beach” in Section 2.1.1 of the Mortgage is deleted and replaced with the following “The Preserve at Henderson Beach”.

4.3	The reference to “Fidelity National Title Insurance Company” in Section 2.1.2 of the Mortgage is deleted and replaced with the following “Stewart Title Guaranty Company”. Additionally, the reference to “Order No. 4157999 (Henderson Beach)” in Section 2.1.2 is deleted and replaced with “Order No. MTAFL-108176”.

4.4	The reference in the third sentence of Section 2.1.8 of the Mortgage to the “property condition report” shall be deemed to refer to the new property condition report delivered to Lender from New Borrower dated December 28, 2015.

4.5	A new Section 2.1.9 shall be inserted as follows:

“2.1.9 OFAC.  Borrower is not: (i) currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) any person, entity or government subject to trade restrictions under United States law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (an “Embargoed Person”).”

4.6	The reference to “application for the Loan” in Section 2.2.6.1 of the Mortgage is deleted and replaced with the following “the Loan Assumption and Mortgage Modification Agreement executed as of March 15, 2016”.

4.7	The reference to “of even date herewith” in Section 2.2.6.2 of the Mortgage is deleted and replaced with the following “as of March 15, 2016”.

4.8	Lender affirms that the provisions of Section 2.2.26.2 shall apply to New Borrower as though the transfer of the Property by Original Borrower referenced in Section 1.2 above had not occurred.

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4.9	Section 2.2.26.4 of the Mortgage is deleted and replaced with the following:

“2.2.26.4      Notwithstanding the foregoing restrictions in this Section 2.2.26 or elsewhere in this Mortgage, the following Transfers shall be permitted subject to Borrower's compliance with the conditions set forth below (each a “Permitted Transfer”):

(a)      a Transfer of direct or indirect membership interests in Borrower or BRG (or an owner of a direct or indirect interest in Borrower or BRG) to BRE, Bluerock REIT, BR-OP or any of their Affiliates; so long as, after any such Transfer, Borrower and BRG are Controlled, directly or indirectly, by BRE and/or Bluerock REIT;

(b)      a Transfer (including any issuance or redemption) of non-controlling membership interests, corporate stock, partnership interests or other ownership interests in any direct or indirect owner of Borrower, BRG, Bluerock REIT and/or BR-OP (or an Affiliate directly or indirectly owned or controlled by Bluerock REIT or BR-OP) (the “Affected Entity”), provided that after such Transfer (i) the Affected Entity continues to be Controlled by the same Person or Persons that Controlled the Affected Entity prior to such Transfers; and (ii) the parties exercising Control of Borrower after such Transfer, continue to Control, directly or indirectly, Borrower in substantially the same manner in which they did on the date of this Mortgage or, if applicable, the most recent Permitted Transfer;

(c)      a Transfer by devise or descent or by operation of law upon the death of an individual that holds an indirect legal or beneficial ownership interest in Borrower;

(d)      a Transfer by virtue of (i) a sale of a majority (or all) of the outstanding shares (or partnership interests) of Bluerock REIT or BR-OP or (ii) a merger, combination or “roll-up” of Bluerock REIT or BR-OP into a partnership, limited liability company or other entity or participation in an UPREIT, DOWNREIT or similar transaction with a real estate investment trust or other entity (any of the foregoing hereinafter referred to as a “REIT Sale”), where the purchaser or surviving entity (“Purchaser”) by virtue of such REIT Sale has a net worth and liquidity no less than that of Bluerock REIT and BR-OP on a consolidated basis as of the date hereof, subject to the satisfaction of all of the following conditions as determined by Lender in its reasonable discretion:

(1)	Credit and legal background checks of Purchaser and parties in control of Purchaser produce no negative credit findings;

(2)	Purchaser (including its officers, directors, shareholders, partners, indirect equity interest holders, members and affiliates) is in compliance with Section 2.1.9 of this Mortgage (Anti-Terrorism Laws);

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(3)	Borrower to certify no default or Event of Default has occurred and remains uncured or is pending with the passage of time; and

(4)	Borrower to provide copies of fully executed transfer documents within 30 days of completion of the REIT Sale.

Additionally, in connection with any of the Permitted Transfers contemplated in clauses (a) and (d) this paragraph, the following conditions shall be satisfied: (i) Borrower shall give Lender no less than thirty (30) days' written notice prior to any such Permitted Transfer, such notice to be accompanied by evidence reasonably satisfactory to Lender that the proposed transferee is a permitted transferee under this paragraph; (ii) Borrower and the Transferee agree to execute and deliver to Lender such documents regarding the Transfer as required by Lender; (iii) no Event of Default has occurred and is continuing under this Mortgage or any of the other Loan Documents; (iv) Borrower and/or the Transferee pay all costs and expenses related to such transfer, including legal fees; (v) Lender receives written confirmation from Bluerock REIT that its guaranty executed in connection with the Loan remain unmodified and in full force and effect after such Transfer, or Borrower has provided Lender with a substitute guarantor who agrees to execute a guaranty the same or substantially similar in form and substance to the guaranty of Bluerock REIT; and (vi) Lender is paid a processing fee (to be determined by Lender at the time of each transfer) of not less than One Thousand Dollars ($1,000) for each such transfer.”

For purposes of the foregoing and this Section 2.2.26.4 only, the following terms are defined as follows:

“Affiliate” means any person directly or indirectly through one or more intermediaries controlling, controlled by, or under direct or indirect common control with, such person. A person shall be deemed to be “controlled by” any other person if such other person possesses, directly or indirectly, power (a) to vote a majority of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or the equivalent; or (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

“BR-OP” means Bluerock Residential Holdings, LP, a Delaware limited partnership and operating partnership subsidiary of Bluerock REIT.

“Bluerock REIT” means Bluerock Residential Growth REIT, Inc., a Maryland corporation.

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“BRE” means Bluerock Real Estate, L.L.C., a Delaware limited liability company.

“BRG” means BRG Henderson Beach, LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” or “Controlled” have meanings correlative thereto.

“Person” means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

“Transfer” means any sale, installment sale, exchange, issuance, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.”

4.10	Section 2.2.26.5 of the Mortgage is deleted in its entirety and replaced with the following:

“2.2.26.5 Upon the completion of any transfer of the Mortgaged Property by Borrower as permitted under Section 2.2.26.2 (“Original Borrower” for purposes hereof) and provided that the Original Borrower has provided Lender a “Phase I” environmental assessment report which is satisfactory to Lender in Lender’s reasonable discretion, then upon the foregoing, the Lender will agree to release the Original Borrower and the then-current Guarantor(s) of the Loan (collectively, the “Original Obligors”) from any further obligations or liabilities under the Loan Documents as of the date of the assumption of the Loan Documents by the buyer/transferee (the “Assumption Date”), except as expressly set forth in the remaining portion of this Section 2.2.26.5. Notwithstanding the foregoing, Original Obligors will not be released from any obligations under the Loan Documents relating to (a) Hazardous Materials on, at or under the Mortgaged Property during the period up to the Assumption Date, notwithstanding when any such obligation may be learned of, discovered or made evident, or (b) any obligation arising under the Loan Documents for periods prior to the Assumption Date, but which obligation may be learned of, discovered or made evident on or after the Assumption Date (collectively, the “Continuing Obligations”). In the event of any default by Original Obligors in the performance of any Continuing Obligations, which continues after ten (10) days’ prior written notice thereof from Lender to Original Obligors, Lender may exercise all remedies against Original Obligors available to it under the terms of the Loan Documents or applicable law as if the release of the Original Obligors had not been entered into by Lender.”

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4.11	A new Section 2.2.27 shall be inserted as follows:

“2.2.27  OFAC.  Borrower shall not at any time be designated on any List or be an Embargoed Person.”

4.12	The reference in Section 3.1 of the Mortgage to the "Environmental Indemnity Agreement" shall refer to the New Environmental Indemnity Agreement, and to the extent that the terms and conditions set forth in Section 3.2 of the Mortgage conflict with the terms set forth in the New Environmental Indemnity, the terms of the New Environmental Indemnity shall control. In addition, the reference to “of even date herewith” in Section 3.1 of the Mortgage is deleted and replaced with the following “as of December 17, 2015”.

4.13	The reference to “closing of the Loan” in Section 4.3.2 of the Mortgage is deleted and replaced with the following “the Loan Assumption and Mortgage Modification Agreement executed as of March 15, 2016”.

4.14	The last two sentences in Section 8.8 of the Mortgage are deleted and the following inserted in its place:

"It is intended that as to the fixtures, as such term is defined under the Uniform Commercial Code as adopted in the State of Florida, that are a part of the Mortgaged Property, this Mortgage will be effective as a continuously perfected financing statement filed pursuant to a fixture filing from the date of the filing of this Mortgage for record with the Recorder of Okaloosa County, Florida. In order to satisfy Section 679.5021(3) of the Florida Statutes, the following information is hereby provided:

Name of Debtor:	BR Henderson Beach, LLC
Address of Debtor:	BR Henderson Beach, LLC
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Jordan B. Ruddy
Type of Organization:	limited liability company
State of Organization:	Delaware
Organization Number:	5930513
Name of Secured Party:	Western-Southern Life Assurance Company
Address of Secured Party:	400 Broadway, Cincinnati, Ohio 45202

Record Owner of Mortgaged Property:	BR Henderson Beach, LLC”

4.15	The Borrower’s Address in Section 8.15 of the Mortgage is deleted and the following inserted in its place:

“To Borrower:	BR Henderson Beach, LLC
c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Jordan B. Ruddy”

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4.16	The New Borrower is granted a one-time right to transfer subject to the same conditions as described in Section 2.2.26 of the Mortgage.

4.17	For the avoidance of doubt, the changes made by Section 4.3 through 4.16 are effective only between Lender and New Borrower and do not affect Original Borrower.

4.18	“Exhibit A” to the Mortgage is replaced with a new “Exhibit A” in the form of Exhibit B attached to this Assumption Agreement.

5.	Note Modification. The Note is hereby modified as follows:

5.1	The last sentence in Paragraph 10(b) of the Note is deleted in its entirety.

6.	Agreement with Respect to Original Guaranty.

6.1	Original Guarantors executed the Original Guaranty in connection with the Loan to the Original Borrower. Consequently, Lender agrees that the Original Guaranty is hereby terminated as of the Effective Date.

7.	Representations and Warranties.

7.1	The parties hereto acknowledge and confirm that no Event of Default (as such term is defined in the Note) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof; provided, however, that New Borrower does so only to the best of its knowledge with respect to circumstances or conditions first occurring prior to the Effective Date.

7.2	Original Borrower represents and warrants that the person executing this Assumption Agreement on behalf of Original Borrower is a duly elected and acting officer of the general partner of the manager of the sole member of Original Borrower and is duly authorized to execute and deliver this Assumption Agreement on behalf of Original Borrower.

7.3	New Borrower represents and warrants that the person executing this Assumption Agreement on behalf of New Borrower is a duly elected and acting officer of the New Borrower and is duly authorized to execute and deliver this Assumption Agreement on behalf of New Borrower.

7.4	Lender represents and warrants that the persons executing this Assumption Agreement on behalf of Lender are duly elected and acting officers of Lender and are duly authorized by the Board of Directors of Lender to execute and deliver this Assumption Agreement on behalf of Lender.

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8.	Waivers.

8.1	The obligations of New Borrower under the Loan Documents (as hereinafter defined) will extend to and cover any number of renewals or extensions of the time for payment of the Note granted by Lender on or after the Effective Date and will not be affected by any surrender, exchange, acceptance, or release by Lender of any other guarantee or any security held by it for the payment of the Loan Documents. Except for any notice of default that may be expressly provided for in the Assumed Loan Documents, this Assumption Agreement, the New Environmental Indemnity, the New Guaranty or in any other documents executed by New Borrower or the New Guarantor in connection with the Loan (collectively, the "Loan Documents"), New Borrower hereby waives notice of default, presentment, protest, demand for payment, notice of demand or protest. Lender in its sole discretion may determine the reasonableness of the period which may elapse prior to the making of demand upon New Borrower for payments under the Loan Documents and need not pursue any of its remedies against Original Borrower or any collateral before having recourse against New Borrower. If any demand is made at any time upon Lender for the repayment or recovery of any amount received by it in payment or on account of the Loan Documents but only to the extent any such amounts first became due or arose out of circumstances or conditions first occurring following the Effective Date and if Lender repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, New Borrower will be and remain liable hereunder for the amount so paid or recovered to the same extent as if such amount had never been received originally by Lender.

9.	Claims and Release of Claims by Original Borrower.

9.1	Original Borrower and Original Guarantors, by their acceptance of the benefits under this Assumption Agreement, each waives, releases and discharges any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against Lender, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date in accordance with, pursuant to or by virtue of any of the terms of the Note or the Original Loan Documents.

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9.2	Notwithstanding anything contained in this Assumption Agreement or the Original Loan Documents, and subject to the provisions of Section 2.2 hereof, Original Borrower is released from all liability to Lender under the Original Loan Documents, and Original Guarantors are released from all liabilities under the Original Guaranty; provided, however, that such release will not in any manner affect the validity or enforceability of the Assumed Loan Documents as to New Borrower or New Guarantor.

10.	General Acknowledgements.

10.1	New Borrower hereby acknowledges that the Assumed Loan Documents, as amended hereby, are the valid, legal and binding obligations of New Borrower, enforceable in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and general principles of equity.

10.2	New Borrower acknowledges that it has received and reviewed a copy of the Assumed Loan Documents.

10.3	New Borrower hereby acknowledges that as of the date hereof there are no claims, causes of action, defenses or rights of setoff against Lender with respect to the Original Loan Documents or the Assumed Loan Documents, as applicable.

10.4	The delivery of a fully executed original counterpart of this Assumption Agreement by Lender to Original Borrower and New Borrower shall constitute conclusive evidence that all conditions precedent to the effectiveness of this Assumption Agreement and the consents and releases set forth herein have been completed to the satisfaction of Lender or waived by Lender.

11.	General.

11.1	New Borrower will be responsible for the out-of-pocket expenses incurred by the Lender in connection with this assumption, including but not limited to reasonable and actual attorneys’ fees.

11.2	This Assumption Agreement has been delivered and accepted at and will be deemed to have been made at Cincinnati, Ohio, and will be interpreted and the rights and liabilities of the parties hereto will be determined in accordance with the laws of the State of Florida, without regard to conflicts of law principles.

11.3	New Borrower hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Hamilton County, Ohio, or, at the option of Lender in its sole discretion, of Okaloosa County, Florida, and New Borrower waives any objection based on forum non conveniens and any objection to venue of any such action or proceeding.

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11.4	The parties hereto each waive any right to trial by jury in any action or proceeding relating to this Assumption Agreement or any actual or proposed transaction or other matter contemplated in or relating to any of the foregoing.

11.5	This Assumption Agreement will be binding upon and inure to the benefit of Original Borrower, New Borrower and Lender and their respective heirs, administrators, successors and assigns; provided, however, that, subject to the terms of Section 2.2.26.2, New Borrower may not assign, delegate, or transfer its obligations under this Assumption Agreement in whole or in part without the prior written consent of Lender, and Lender at any time may assign or transfer this Assumption Agreement in whole or in part. The Original Guarantors are third-party beneficiaries of this Assumption Agreement. Any purported assignment, delegation, or transfer in violation of this Section is void. Obligations of Original Borrower and Original Guarantors under this Assumption Agreement inure only to the benefit of Lender, and neither New Borrower nor New Guarantor will have any rights against Original Borrower or Original Guarantors by virtue of this Assumption Agreement.

11.6	All representations, warranties, and covenants made herein by the parties hereto will survive the execution and delivery of this Assumption Agreement.

11.7	Nothing contained herein will be construed as waiving any default or Event of Default under the Loan Documents or subject to Sections 6.1 and 9.2, will affect or impair any right, power or remedy of Lender under or with respect to the Loan, the Loan Documents, or any agreement or instrument guaranteeing, securing or otherwise relating to the Loan.

11.8	This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Any party so executing this Assumption Agreement by facsimile transmission will promptly deliver a manually executed counterpart, provided that any failure to do so will not affect the validity of the counterpart executed by facsimile transmission.

11.9	The notice address for New Borrower under the Assumed Loan Documents is at its address as set forth above.

11.10	Lender consents to the recording of that certain Declaration of Restrictive Covenants, dated as of March 15, 2016, executed by Original Owner, in the Official Records of the county where the Property is located.

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[Signature pages to Assumption Agreement]

Executed as of the Effective Date.

WITNESSES:	LENDER:

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

/s/Michael N. Barnett		By:	/s/ Mario Ssan Marco
Print Name:	/s/Michael N. Barnett	Print Name:	Mario San Marco
		Title:	Vice President

/s/Lisa Brossart		By:	/s/ Jeffery L. Stainton
Print Name:	Lisa Brossart	Print Name:	Jeffery L Stainton
		Title:	Vice President

STATE OF OHIO	§
§:
COUNTY OF HAMILTON	§

On the 10th day of March, 2016, before me, the undersigned, a Notary Public in and for said state, personally appeared Mario San Marco and Jeffery L. Stainton , the duly authorized officers of WESTERN-SOUTHERN LIFE ASSURANCE COMPANY, who acknowledged themselves to be duly authorized officers of WESTERN-SOUTHERN LIFE ASSURANCE COMPANY, and who executed the foregoing instrument on behalf of such corporation, and who represented to me to be said persons.

/s/ David C. McChesney
Notary Public

My commission expires:	November 2, 2020

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[Signature pages to Assumption Agreement]

ORIGINAL BORROWER:

WITNESSES:		AHB APARTMENTS, LLC, a Delaware limited liability company

		By:	AHB Development LLC, a Delaware limited liability company, its sole member
/s/ Theodore D. Bratton, Jr.
Print Name:	Theodore D. Bratton, Jr.		By:	NF 108 Henderson Beach Limited Partnership, a Delaware limited partnership, its manager

/s/ Elliot Howell
Print Name:	Elliot Howell	By:	NF 105 Development GP LLC, a Delaware limited
liability company, its general partner

			By:	/s/ Donna C. Kruger
Donna C. Kruger
Vice President

STATE OF Georgia	)
) SS:
COUNTY OF FULTON	)

On March 10, 2016 before me, a notary public, personally appeared Donna C. Kruger, the Vice President of NF 105 Development GP LLC, a Delaware limited liability company, who acted on behalf of such company in its capacity as the general partner of NF 108 Henderson Beach Limited Partnership, a Delaware limited partnership and acting as the manager on behalf of AHB Development LLC, a Delaware limited liability company, acting as the sole member on behalf of AHB APARTMENTS, LLC, a Delaware limited liability company, acknowledged the signing thereof to be his/her and its voluntary act and deed and the voluntary act and deed of such entities for the uses and purposes set forth therein.

/s/ Brittani Nichole Andrews
Notary Public
My Commission Expires:	January 11, 2020

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[Signature pages to Assumption Agreement]

WITNESSES:		NEW BORROWER:

BR Henderson Beach, LLC,
/s/ Molly Brown		a Delaware limited liability company
Print Name:	Molly Brown

/s/ Nathalie Murphy		By:	/s/Jordan B. Ruddy
Print Name:	Nathalie Murphy		Jordan B. Ruddy, Authorized Signatory

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK)

On March 10, 2016, before me, a notary public, personally appeared Jordan B. Ruddy, an Authorized Signatory, of BR Henderson Beach, LLC, a Delaware limited liability company, who executed the foregoing instrument on behalf of such company, and acknowledged the signing thereof to be his/her and its voluntary act and deed and the voluntary act and deed of such company for the uses and purposes set forth therein.

Dale Pozzi
Notary Public
My Commission Expires:	1/28/2017

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EXHIBIT A

Legal Description of the Mortgaged Property

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Destin, County of Okaloosa, State of Florida.

TRACT I - FEE SIMPLE:

Lot 2, ALEXAN HENDERSON BEACH SUBDIVISION, as recorded in Plat Book 24, page 70, of the Public Records of Okaloosa County, Florida.

TOGETHER WITH THE FOLLOWING EASEMENTS:

EASEMENT 1:

Together with non-exclusive easements for drainage, landscaping and construction of improvements contained in Drainage and Restriction Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2171, of the Public Records of Okaloosa County, Florida.

EASEMENT 2:

Together with non-exclusive easements for drainage, utilities, vehicular and pedestrian, ingress and egress, signage and landscaping contained in Access, Utilities and Drainage Easement Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2186, of the Public Records of Okaloosa County, Florida.

EASEMENT 3:

Together with non-exclusive easements for vehicular and pedestrian ingress and egress, and the installation, use, maintenance and removal of utilities contained in Operation and Easement Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2221, of the Public Records of Okaloosa County, Florida.

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EXHIBIT B

Legal Description of the Property and Exhibit A to the Mortgage

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Destin, County of Okaloosa, State of Florida.

TRACT I - FEE SIMPLE:

Lot 2, ALEXAN HENDERSON BEACH SUBDIVISION, as recorded in Plat Book 24, page 70, of the Public Records of Okaloosa County, Florida.

TOGETHER WITH THE FOLLOWING EASEMENTS:

EASEMENT 1:

Together with non-exclusive easements for drainage, landscaping and construction of improvements contained in Drainage and Restriction Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2171, of the Public Records of Okaloosa County, Florida.

EASEMENT 2:

Together with non-exclusive easements for drainage, utilities, vehicular and pedestrian, ingress and egress, signage and landscaping contained in Access, Utilities and Drainage Easement Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2186, of the Public Records of Okaloosa County, Florida.

EASEMENT 3:

Together with non-exclusive easements for vehicular and pedestrian ingress and egress, and the installation, use, maintenance and removal of utilities contained in Operation and Easement Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2221, of the Public Records of Okaloosa County, Florida.

TRACT II - FEE SIMPLE:

Lot 2, ALEXAN HENDERSON BEACH PHASE 2, as recorded in Plat Book 26, page 20, of the Public Records of Okaloosa County, Florida.

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EXHIBIT C

List of Assumed Loan Documents

1)	Amended and Restated Promissory Note dated January 3, 2013 in the original principal amount of $38,500,000.00.

2)	Amended and Restated Open End Mortgage, Security Agreement, Assignment of Rents And Leases, and Fixture Filing dated January 3, 2013 and recorded on January 7, 2013 at Official Record Book 3073, Page 1027, of the Public Records of Okaloosa County, Florida.

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